UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	Commission file number
October 22, 2003	1-5805

J.P. MORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

270 Park Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit

12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements
99.1	Press Release – 2003 Third Quarter Earnings
99.2	Press Release Financial Supplement – Third Quarter 2003
99.3	Analyst Presentation Slides – Third Quarter 2003 Financial Results

Item 9. Regulation FD Disclosure

On October 22, 2003, J.P. Morgan Chase & Co. (“JPMorgan Chase” or the “Firm”) will hold an investor presentation to review 2003 third quarter earnings.

Exhibit 99.3 is a copy of slides furnished at, and posted on the Firm’s website in connection with, the presentation. The slides are being furnished pursuant to Item 9, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information in Exhibit 99.3 shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

Item 12. Results of Operations and Financial Condition

On October 22, 2003, JPMorgan Chase reported third quarter 2003 net income of $1.63 billion, or $0.78 per share. Net income for the third quarter of 2002 was $40 million, or $0.01 per share, and net income for the second quarter of 2003 was $1.83 billion, or $0.89 per share. A copy of the 2003 third quarter earnings press release is attached hereto as Exhibit 99.1, and a copy of the supplemental financial schedules is attached hereto as Exhibit 99.2.

The earnings press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause JPMorgan Chase’s results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in JPMorgan Chase’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2003 and March 31, 2003, and in the 2002 Annual Report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet site (www.sec.gov), and to which reference is hereby made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO. (Registrant)

By: /s/ Joseph L. Sclafani Joseph L. Sclafani

Executive Vice President and Controller [Principal Accounting Officer]

Dated: October 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements
99.1	Press Release – 2003 Third Quarter Earnings
99.2	Press Release Financial Supplement – Third Quarter 2003
99.3	Analyst Presentation Slides — Third Quarter 2003 Financial Results

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